UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 21, 2006
(Date of earliest event reported)

FREESTAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number: 353 1 6185060

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 8.01	Other Events

Effective November 21, 2006, FreeStar Technology Corporation (the “Company”) has acquired 50% of the outstanding capital stock of Project Life Cycle Partners, Ltd. (“PLC”), a technology consulting firm located in Dublin, Ireland.  PLC Partners is a niche project consulting firm specialising in the management and implementation of information systems projects.  PLC Partners has international experience within the financial services sector.

Total consideration for the transaction is $1,000,000, consisting of $200,000 cash and 2,222,222 shares of the Company’s common stock, valued at $0.36 per share based upon a 30-day average closing price per share. The Company will also assume 50%, or approximately $70,000, of PLC’s liabilities at the date of acquisition. The Company may be required to issue additional shares, capped at a maximum of an additional 50%, if, on the one-year anniversary of the acquisition, the 30-day average closing price per share of the Company’s stock is less than $0.36.

The PLC acquisition is not a significant acquisition pursuant to Rule 3-01 of regulation S-X of the Securities and Exchange Commission, and the Company is not required to submit pro forma financial statements under Item 9.01(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREESTAR TECHNOLOGY CORPORATION

Date: November 27, 2006	By:	/s/ Paul Egan
Paul Egan Chief Executive Officer